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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

      The undersigned directors and officers of Antigenics Inc. (the "Company"), hereby severally constitute and appoint Garo H. Armen our true and lawful attorney-in-fact, with full power to them, in any and all capacities, to sign the Company's Registration Statement on Form S-4 relating to the proposed acquisition of Aquila Biopharmaceuticals, Inc. and any and all amendments (including any post-effective amendments) thereto, and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

         SIGNATURE                        TITLE                            DATE
         ---------                        -----                            ----
 /s/  Pramod Srivastava            Director                           August 28, 2000
----------------------------
Pramod Srivastava, Ph.D.


 /s/  Noubar Afeyan                Director                           August 22, 2000
----------------------------
Noubar Afeyan, Ph.D.


 /s/  Gamil de Chadarevian         Vice Chairman of the Board of      August 26, 2000
----------------------------       Directors, Executive Vice
Gamil de Chadarevian               President, International



 /s/  Tom Dechaene                 Director                           August 17, 2000
----------------------------
Tom Dechaene


 /s/  Donald Panoz                 Director                           August 31, 2000
----------------------------
Donald Panoz


 /s/  Martin Taylor                Director                           August 31, 2000
----------------------------
Martin Taylor